UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2022

SWITCH, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7135 S. Decatur Boulevard
Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 444-4111

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On December 6, 2022, Switch, Inc., a Nevada corporation (the “Company”) completed its previously announced business combination with Sunshine Bidco Inc. (“Parent”), a Delaware corporation, pursuant to which Sunshine Parent Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Parent Merger Sub”), merged with and into the Company with the Company remaining as the surviving entity (the “Merger”), and immediately following the Merger, Sunshine Merger Sub, Ltd., a Nevada limited liability company and a direct wholly owned subsidiary of the Company (“Company Merger Sub”), merged with and into Switch, Ltd., a Nevada limited liability company and a subsidiary of the Company (“Company Ltd.”) (the “LLC Merger” and, together with the Merger, the “Mergers”) with Company Ltd. remaining as the surviving entity. The Mergers were effected pursuant to an Agreement and Plan of Merger, dated as of May 11, 2022, by and among the Company, Parent, Company Ltd., Company Merger Sub, and Parent Merger Sub (the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) at the effective time of the Merger (the “Effective Time”), (A) each issued and outstanding share of Class A common stock, par value $0.001 per share, of the Company (the “Company Class A Common Stock”) not owned by the Company as treasury stock or by any direct or indirect wholly owned subsidiary of the Company, was cancelled and converted into the right to receive $34.25 per share in cash, without interest (the “Merger Consideration”), and (B) each share of Class B common stock, par value $0.001 per share, of the Company (the “Company Class B Common Stock”) issued and outstanding immediately prior to the Effective Time was cancelled and ceased to exist, and each holder of Company Class B Common Stock ceased to have any rights with respect thereto, subject to the right of the holder of any related Company Ltd. Common Unit (other than certain members of Company management, with respect to their contribution to Parent of a certain number of Company Ltd. Common Units (as defined below) (the “Rollover Units”) in exchange for a number of equity interests of Parent or one or more of its affiliates) to receive the Merger Consideration and (ii) at the effective time of the LLC Merger, each issued and outstanding unit of limited liability company interest in Company Ltd. (each such unit, a “Company Ltd. Common Unit”) (other than Company Ltd. Common Units owned, directly or indirectly, by the Company or any of its subsidiaries and Rollover Units), and all rights in respect thereof, were automatically cancelled and converted into only the right to receive the Merger Consideration.

In addition, at the Effective Time, equity awards, consisting of stock options, restricted stock unit awards that correspond to shares of Company Class A Common Stock and restricted stock unit awards that correspond to shares of Company Class A Common Stock that vest based on the achievement of performance goals automatically became fully vested (to the extent unvested) and converted into the right to receive the Merger Consideration, less the exercise price in the case of stock options, plus the amount of any accrued dividend equivalents with respect to such equity awards, to the extent applicable.

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

In connection with the consummation of the Mergers, on December 6, 2022, Parent entered into a new credit agreement (the “Revolving Credit Agreement”) with Parent as the borrower (the “Revolving Borrower”), Sunshine IntermediaryCo2 Inc. (“Revolving Holdings”), Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto. The Revolving Credit Agreement provides for a revolving facility in an aggregate principal amount of up to $100.0 million (the “Revolver”), with a sublimit available for letters of credit up to an aggregate face amount of $25.0 million.

Simultaneously with the execution of the Revolving Credit Agreement, Revolving Holdings and certain of the Revolving Borrower’s subsidiaries entered into a guaranty and a pledge agreement. Pursuant to the guaranty, Revolving Holdings and various of the Revolving Borrower’s material wholly-owned subsidiaries which own unencumbered property and land are guarantors of the obligations under the Revolving Credit Agreement. Pursuant to the pledge agreement, the obligations under the Revolving Credit Agreement will be secured by liens on the equity interests of the Revolving Borrower and of various other subsidiaries of the Revolving Borrower which own unencumbered property and land.

The Revolving Credit Agreement contains customary affirmative and negative covenants, including, among other things, restrictions on voluntary prepayments of indebtedness, fundamental changes, transactions with affiliates and dispositions.

Borrowings under the Revolving Credit Agreement are available as alternate base rate (“ABR”) or term SOFR borrowings (“Term SOFR”). ABR borrowings under the Revolving Credit Agreement accrue interest at an alternate base rate plus an applicable rate, and Term SOFR borrowings accrue interest at a term SOFR rate plus an applicable rate. With respect to any revolving borrowing, the applicable rate is 2.00% per annum in the case of an ABR borrowing and 3.00% per annum in the case of a Term SOFR borrowing (subject to a Term SOFR floor of 0.00%), each subject to one 25 basis point step-down based on achievement of a certain loan-to-value ratio, and an additional 25 basis point step-down following the consummation of a qualified initial public offering.

The Revolver has a variable commitment fee, which is based on the average daily undrawn portion of commitments in respect of the Revolver and ranges from 0.25% to 0.50% per annum based on utilization of the Revolver. Additionally, the Revolving Borrower is required to pay customary fronting fees in connection with the issuance of any letter of credit.

With respect to ABR borrowings, interest payments are due on a quarterly basis on the last day of each of March, June, September and December. With respect to Term SOFR borrowings, interest payments are due on the last day of the interest period applicable to the borrowing and, in the case of a Term SOFR borrowing with an interest period of more than three months’ duration, each day prior to the last day of such interest period that occurs at intervals of three months’ duration after the first day of such interest period.

Amounts borrowed under the Revolver may be repaid and re-borrowed through maturity of the Revolver on December 6, 2025.

Mortgage Financing

In connection with the consummation of the Mergers, on December 6, 2022, certain indirect wholly owned subsidiaries of the Company (the “Mortgage Borrowers”) entered into a loan agreement (the “Mortgage Loan Agreement”) with Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto (the “Mortgage Financing”). The Mortgage Financing provides for a mortgage loan in an aggregate amount of up to approximately $6,695 million (the “Mortgage Loan”), with approximately $5,828.9 million funded at the consummation of the Mergers and up to $866.1 million available to the Mortgage Borrowers to draw upon following the closing of the Mergers subject to certain conditions.

The Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on 19 properties owned or ground-leased by the Mortgage Borrowers, all related personal property and a pledge of all income received by the Mortgage Borrowers with respect to the properties and a security interest in certain bank accounts.

The Mortgage Loan Agreement contains customary affirmative and negative covenants, including, among other things, restrictions on the incurrence of additional indebtedness, distributions during periods when the debt yield for the properties, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to the Mortgage Loan by the outstanding principal amount of the Mortgage Loan, is less than a pre-agreed threshold, certain investments and acquisitions, and consolidation, merger or transfer of the Mortgage Borrowers.

The initial interest rate of the Mortgage Loan is equal to the one-month term SOFR, plus a margin rate of 3.00%, with interest payable monthly. In connection with the Mortgage Loan, the Mortgage Borrower has entered into an interest rate cap agreement, which caps the base interest rate before applying the applicable margins on the Mortgage Loan for an initial term of 2 years. The Mortgage Loan is scheduled to mature on December 15, 2025, with an option for the Mortgage Borrower to extend the initial term for two one-year extension terms, subject to certain conditions. The Mortgage Loans are not subject to any mandatory amortization.

The Mortgage Loan is prepayable, in whole or in part, at any time and from time to time. The Mortgage Loan Agreement requires mandatory prepayments in connection with certain casualty or condemnation events.

Operating Agreement

In connection with the completion of the Mergers, as of the Effective Time, the Fifth Amended and Restated Operating Agreement of Switch, Ltd., as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Sixth Amended and Restated Operating Agreement”). The Sixth Amended and Restated Operating Agreement is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the completion of the Mergers, on December 6, 2022, Company Ltd. terminated that certain Amended and Restated Credit Agreement, dated June 27, 2017, by and among Company Ltd., as borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as amended, restated, amended and restated, supplemented or modified from time to time, the “Credit Agreement”). Company Ltd. paid an aggregate amount of approximately $877,121,561 in satisfaction of all of its outstanding obligations under the Credit Agreement in accordance with its terms.

Tax Receivable Agreement

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 11, 2022, the Company, Company Ltd. and members of Company Ltd. as of the date of the Tax Receivable Agreement, dated as of October 5, 2017, by and among the Company, Company Ltd. and the members of Company Ltd. party thereto (the “TRA”) other than the Company executed Tax Receivable Agreement Amendment No. 1 (the “TRA Amendment”), which provides that in exchange for the termination of the TRA and all rights associated therewith, each member party thereto is entitled to receive a payment in cash from the Company of $0.37 per Company Ltd. Common Unit. Pursuant to the terms of the TRA Amendment, the TRA terminated concurrent with the completion of the Mergers.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TRA Amendment, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 11, 2022, and is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 6, 2022, in connection with the consummation of the Mergers and pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated May 10, 2022 between Company Ltd., as buyer, and Beltway Business Park, L.L.C., Beltway Business Park Warehouse No. 3, LLC, Beltway Business Park Warehouse No. 4, LLC, Beltway Business Park Warehouse No. 6, LLC, and Beltway Business Park Warehouse No. 8, LLC, as the sellers, certain indirect wholly owned subsidiaries of Company Ltd. completed the acquisition of certain properties located in Las Vegas, Nevada for a total purchase price of $300,000,000.

The information set forth under the “Introductory Note” above is incorporated by reference into this Item 2.01. The description of the Mergers and the Merger Agreement in the “Introductory Note” does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 11, 2022, and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2022, in connection with the completion of the Mergers, the Company notified The New York Stock Exchange (“NYSE”) that the Mergers had been completed, and requested that trading of shares of Company Class A Common Stock on NYSE be halted prior to the opening of trading on December 6, 2022 and suspended at the close of trading on December 6, 2022. In addition, on December 6, 2022, the Company requested that NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the shares of Company Class A Common Stock from NYSE.

Additionally, the Company, as the surviving entity in the Merger, intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company Class A Common Stock, requesting that such stock be deregistered under the Exchange Act, and that the reporting obligations of the Company with respect to the Company Class A Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in the “Introductory Note” and Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the “Introductory Note” and Items 2.01, 3.01 and 5.03 is incorporated by reference into this Item 3.03.

In connection with the completion of the Mergers, at the Effective Time, (i) each outstanding share of the Company Class A Common Stock issued and outstanding immediately prior to the Effective Time (except as described in the “Introductory Note”) was converted into the right to receive the Merger Consideration pursuant to the Merger Agreement as described in the “Introductory Note”, and the holders of such Company Class A Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration, and (ii) each share of Company Class B Common Stock issued and outstanding immediately prior to the Effective Time was cancelled and ceased to exist, and each holder of Company Class B Common Stock ceased to have any rights with respect thereto, including as stockholders of the Company, subject to the right of the holder of any related Company Ltd. Common Unit (except as described in the “Introductory Note”) to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

As a result of the completion of the Mergers, a change of control of the Company occurred and Parent became the sole stockholder of the Company. The information set forth in the “Introductory Note” and Items 2.01, 3.03, 5.02 and 5.03 is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information set forth in the “Introductory Note” and Item 2.01 is incorporated by reference into this Item 5.02.

In connection with the completion of the Mergers, at the Effective Time, each member of the board of directors of the Company (the “Board”) submitted his or her resignation from the Board and from all committees of the Board on which such directors served, other than Rob Roy. The members of the Board immediately prior to the Effective Time were Rob Roy, Angela Archon, Jason Genrich, Liane Pelletier, Zareh Sarrafian, Kimberly Sheehy, Donald Snyder, Tom Thomas, and Bryan Wolf. These departures were in connection with the Mergers and not due to any disagreement with the Company on any matter.

Effective as of the Effective Time, Rob Roy, Thomas Morton and Gabe Nacht, were appointed as the directors of the Company.

As of the Effective Time, the officers of the Company immediately prior to the Effective Time of the Merger remained in their respective positions as the officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the “Introductory Note” and Item 2.01 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, as of the Effective Time, the Amended and Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated Articles of Incorporation”). The Second Amended and Restated Articles of Incorporation are filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

In addition, as of the Effective Time, in accordance with the Merger Agreement, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

Press Release

On December 6, 2022, the Company and Parent issued a press release announcing the completion of the Mergers, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Redemption of 3.75% Senior Notes due 2028 and 4.125% Senior Notes due 2029

In connection with the Mergers, on December 6, 2022, Company Ltd. redeemed all of its $600.0 million aggregate principal amount of outstanding 3.75% Senior Notes due 2028 and all of its $500.0 million aggregate principal amount of outstanding 4.125% Senior Notes due 2029.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 11, 2022, by and among Switch, Inc., Switch, Ltd., Sunshine Bidco Inc., Sunshine Merger Sub, Ltd., and Sunshine Parent Merger Sub Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 11, 2022)*

3.1	Second Amended and Restated Articles of Incorporation of Switch, Inc.

3.2	Second Amended and Restated Bylaws of Switch, Inc.

10.1	Sixth Amended and Restated Operating Agreement of Switch, Ltd.

10.2	Tax Receivable Agreement Amendment No. 1, dated May 11, 2022, by and among Switch, Inc., Switch, Ltd. and the members of Switch, Ltd. party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 11, 2022)*

99.1	Press release, dated December 6, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWITCH, INC.

Date: December 6, 2022	By:	/s/ Gabe Nacht
Gabe Nacht
Chief Financial Officer